EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated October 20, 2006, relating to the financial statements and supplementary data of the Growth Portfolio, which appears in the August 31, 2006 financial statements of the Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts December 27, 2006